                                                                   EXHIBIT 10.28

                    AMENDED AND RESTATED SEVERANCE AGREEMENT

         This Amended and Restated Severance Agreement (this "AGREEMENT") is made by and between SCM Microsystems, Inc. ("SCM"), and You, Andrew Warner ("You" and "Your"), as of August 13, 2003 (the "EFFECTIVE DATE"). This Amended and Restated Severance Agreement amends and restates in its entirety that certain Agreement by and between SCM and You, dated as of June 29,2003 (the "ORIGINAL AGREEMENT").

         1. Resignation. Effective June 29, 2003 (the "RESIGNATION DATE"), You resigned as an employee of SCM and/or any of its subsidiaries and all officer or director positions with SCM and/or any of its subsidiaries. All options or other awards You hold under SCM's 1997 Stock Plan (or any other similar options or awards) ceased vesting as of the Resignation Date and all post-termination exercise periods will commence as of the Resignation Date (as provided in the respective agreements between You and the Company). Your PTO ceased accruing as of the Resignation Date.

         2. Severance and Other Payments. Subject to You signing and not revoking the settlement agreement and release in the form attached hereto as Exhibit A (the "SETTLEMENT AGREEMENT AND RELEASE"), within 5 days of the date hereof SCM will pay You $341,538.48 in cash, by check or wire transfer. Such payment is in consideration of Your execution of the Settlement Agreement and Release and is comprised of the following:

                  (a) A $115,000 transaction bonus related to SCM's sale of substantially all of the digital video assets related to its former Digital Media and Video division to Pinnacle Systems, Inc.; and

                  (b) A $251,000 severance payment (less $24,461.52 previously paid to You before the date hereof) in satisfaction of all salary, wages, bonus (including second quarter MBO), severance, accrued PTO or similar amounts that SCM owes You as of the Resignation Date and as of the date hereof.

         You acknowledge that SCM has paid all salary, wages, bonuses, accrued vacation and PTO, commissions, ESPP refunds and any and all other employment-related benefits due to You once the payments and benefits referenced in Sections 2 and 3 are received.

         3. Medical Benefits. Subject to You executing and not revoking the Settlement Agreement and Release, SCM will continue coverage of Your existing medical benefits from the Resignation Date through September 30,2003 consistent with the medical benefits SCM provided You immediately prior to the Resignation Date.

         4. Invention and Assignment Agreement. You and SCM have executed and delivered an Invention Assignment Agreement (the "INVENTION AND ASSIGNMENT AGREEMENT").

         5. Removal of Files. To the extent You have not done so already, You may remove Your personal files from SCM's premises. Any file containing "Confidential Information" of the

Company (as that term is defined in the Invention and Assignment Agreement) may not be removed from SCM's premises without the written consent of the Board of Directors or the CEO of SCM.

         6. Assignment. This Agreement will be binding upon and inure to the benefit of (a) Your heirs, executors and legal representatives upon Your death and (b) any successor of SCM. Any such successor of SCM will be deemed substituted for SCM under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of SCM. None of Your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by the written consent of SCM, by will or by the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Your right to compensation or other benefits will be null and void.

         7. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given
(a) on the date of delivery if delivered personally or by facsimile, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to SCM:

                  SCM Microsystems, Inc.
                  466 Kato Terrace
                  Fremont, California 94539
                  Fax:(510)360-0211
                  Telephone: (510) 360-2300
                  Attn: Steven L. Moore and Stuart Arnott

                  With a copy to :

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Fax :(650) 493-6811
                  Telephone: (650) 493-9300
                  Attn : Kurt J. Berney, Esq.

                  If to You, to You at:

                  Andrew Warner 18660 Castle Lake Drive
                  Morgan Hill, CA 95037
                  Fax: (408) 779-4775

                  Tel: (408) 779-2339

                  With a copy to:

                  Bingham McCutchen LLP
                  150 Federal
                  Street Boston, MA 02110
                  Fax:(617)
                  951-8736 Telephone: (617) 951-8000
                  Attn: John Utzschneider, Esq.

         8. Severability. In the event that any provision of this Agreement (other than Section 2) becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

         9. Confidentiality. You agree to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, including any documents incorporated by reference, and the consideration for this Agreement.

         10. Non-Disparagement. You and SCM agree to refrain from making any negative comments about the other concerning their respective business, products or services, officers, employees and directors and to refrain from any, defamation, libel or slander of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.

         11. Entire Agreement. This Agreement (including Exhibit A), together with the Invention and Assignment Agreement, represents the entire agreement and understanding between SCM and You concerning the subject matter hereof and supersedes and replaces any and all prior agreements (including, without limitation, the Original Agreement) and understandings concerning Your employment relationship with SCM, except for such agreements, policies or plans that govern Your medical, retirement or pension benefits and except for any stock option or similar agreements between You and SCM.

         12.      Arbitration and Equitable Relief.

                  (a) Except as provided in Section 12(d) below, You and SCM agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement (including the Settlement Agreement and Release and any agreement referenced in Section 11 hereof), or the interpretation, validity, construction, performance, breach, or termination thereof will be settled by arbitration to be held in the County of Santa Clara, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "RULES"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator will apply California law to the merits of any dispute or claim (with the exception of its conflict of laws provisions). You hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                  (c) SCM will pay the direct costs and expenses of the arbitration. SCM and You each will pay Your own counsel fees and expenses.

                  (d) SCM or You may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary to enforce the provisions of this Agreement, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

                  (e) YOU HAVE READ AND UNDERSTAND THIS SECTION 12, WHICH DISCUSSES ARBITRATION. YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, YOU AGREE TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF YOUR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                           (i)      ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                           (ii)     ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND ANY LAW OF ANY STATE; AND

                           (iii)    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         13. Cooperation with SCM. You will, for a period of six (6) months after the date hereof, cooperate fully with SCM to the extent of your availability, including, but not limited to, (a) responding to the reasonable requests of SCM's Board or counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against SCM or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which SCM reasonably deems Your cooperation necessary or desirable and, (b) responding to reasonable requests and providing information reasonably within Your knowledge regarding SCM's results of operations, financial condition and performance, internal controls, disclosure controls and procedures, accounting practices and policies, reporting procedures and practices, other related information and any other information reasonably within Your knowledge that is necessary or appropriate for SCM to satisfy its obligations under the Securities Exchange Act of 1934, as amended. During such period, You agree to provide reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, participating in discovery and trial preparation and testimony as may reasonably be deemed necessary or desirable by SCM relating to its position in any such legal proceedings. During such period, You also agree to promptly send SCM copies of all correspondence (for example, but not limited to, subpoenas) received by You in connection with any such legal proceedings, unless You are expressly prohibited by law from so doing. During such period, You will act in good faith to furnish the information and cooperation required by this
Section 13 and SCM will act in good faith so that the requirement to furnish such information and cooperation does not create an undue hardship for You. SCM will advance to You all out-of-pocket expenses which you reasonably anticipate You will incur as a result of Your cooperation, provided that You will provide appropriate documentation thereof within ten (10) days of incurring any such expenses, and, at the termination of the cooperation period, a reconciliation shall be completed including appropriate credits or debits as necessary (i) to reimburse You fully for all such expenses or (ii) to repay SCM any amounts you owe for previous expense advancements. The failure by You to cooperate fully with SCM in accordance with this Section 13 will be a material breach of the terms of this Agreement. Notwithstanding anything in this Section 13, it is agreed that if possible SCM will provide You with reasonable advance notice regarding these activities, and that any requests made hereunder by SCM will be made in good faith and reasonable.

         14. No Oral Modification. Cancellation or Discharge. This Agreement may be changed or terminated only in writing (signed by You and the Chief Executive Officer of SCM (on behalf of SCM)).

         15. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement. No breach of any covenant hereunder by You will relieve SCM of any obligation to make any payment required hereunder; provided, however, that the foregoing does not require SCM to make any payment hereunder unless and until the satisfaction or waiver of the conditions precedent to the making of such payment. For the avoidance of doubt, nothing contained in this Section 15 limits SCM's right to take any action against you, whether equitable or legal, as a result of Your breach of a covenant hereunder.

         16. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

         17. Withholding. SCM is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any withholding taxes required by applicable law.

         18. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

         19. Authority. SCM represents and warrants that the person signing this Agreement on its behalf has full authority to act for SCM.

         20. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         21. Acknowledgement. You acknowledge that You (i) have read this Agreement, (ii) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Your own choice or that You voluntarily have declined to seek counsel, (iii)understand the terms and consequences of this Agreement, and (iv) are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth above.

                                       ANDREW WARNER

                                       /s/ Andrew Warner
                                       ----------------------------------
                                       Andrew Warner

                                       SCM MICROSYSTEMS, INC.

                                       By: /s/ [ILLEGIBLE]
                                           ------------------------------

                                       Title: Chief executive Officer

                      [Andrew Warner/SCM Microsystems, Inc.
            Amended and Restated Severance Agreement Signature Page]

         21. Acknowledgment. You acknowledge that You (i) have read this Agreement, (ii) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Your own choice or that You voluntarily have declined to seek councel, (iii) understand the terms and consequences of this Agreement, and (iv) are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth above.

                                       ANDREW WARNER

                                       /s/ Andrew Warner
                                       -----------------------------------------
                                       Andrew Warner

                                       SCM MICROSYSTEMS, INC.

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------

                                       Title: Chief Executive Officer

                      [Andrew Warner/SCM Microsystems, Inc.
            Amended and Restated Severance Agreement Signature Page]

                                    EXHIBIT A

                        SETTLEMENT AGREEMENT AND RELEASE

                                    RECITALS

         This Settlement Agreement and Release ("RELEASE") is by and between Andrew Warner ("EMPLOYEE") and SCM Microsystems, Inc. ("COMPANY") (collectively referred to as the "PARTIES"):

         WHEREAS, Employee has been an employee of the Company;

         WHEREAS, Employee and the Company have entered into an Amended and Restated Severance Agreement dated August 13,2003 (the "AGREEMENT");

         WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

         NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

         1. Release of Claims. Employee agrees that the receipt of the consideration set forth in the Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees with respect to Employee's employment relationship. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "RELEASEES"), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any Employee's employment relationship with the Company, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; provided, however, that this release shall not affect, waive or modify Employee's rights to purchase Company securities under the terms of any agreement between Employee and the Company;

                  (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code, including, but not limited to California Labor Code Sections 1400-1408;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Release; and

                  (h)      any and all claims for attorneys' fees and costs.

         The Parties agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend, waive, modify or alter any rights or obligations of the respective parties (or any of their affiliates) under (i) this Release, (ii) the Agreement or (iii) that certain Asset Purchase and Supply Agreement dated as of June 29, 2003 between the Company and Zio Corporation (f/k/a Reader Acquisition Corporation), a Delaware corporation, as amended, or any agreement, document, certificate or instrument executed or delivered in connection therewith (collectively, the "ASSET AGREEMENTS"). Notwithstanding anything to the contrary, nothing contained herein shall limit Employee's rights to claim indemnification from the Company for any claim brought against him by third parties in his capacity as an officer of the Company; and Company further acknowledges such obligations and agrees to fully indemnify, save, defend and hold harmless

Employee to the maximum extent permitted by law and by the Certificate of Incorporation of the Company (as the same may be in effect from time to time) with respect to acts or omissions taken in his capacity as an employee of the Company before the date hereof.

         2. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release. Employee acknowledges that the consideration given for the Release contained herein is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

                  (a) he should consult with an attorney prior to executing this Release;

                  (b) he has up to twenty-one (21) days within which to consider this Release;

                  (c) he has seven (7) days following his execution of this Release to revoke this Release;

                  (d) this Release will not be effective until the revocation period has expired; and,

                  (e) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

         3. Company Release of Claims. The Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever releases Employee, and his respective heirs, family members, executors, agents, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to Employee's employment relationship with the Company, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Release including, without limitation:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company;

                  (b) any and all claims relating to, or arising from, Employee's service as an officer or director of the Company, including, without limitation, any claims for breach of fiduciary duty or similar claims;

                  (c) any and all claims under the law of any jurisdiction including, but not limited to discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of the federal, or any state, constitution; and

                  (e)      any and all claims for attorneys' fees and costs.

         The Parties agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement, this Release or the Asset Agreements. The Parties further agree that the release set forth in this section shall not release Employee from acts of fraud, embezzlement or other intentional misconduct against the Company.

         4. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Release. The Parties each acknowledge that they have had the opportunity to seek the advice of legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Parties, each being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         5. No Pending or Future Lawsuits. Employee represents that he has no lawsuits pending, claims pending, or actions pending, in each case in his name or on behalf of any other person or entity, against the Company. Employee also represents that he does not intend to bring and is not aware of any claims on his own behalf or on behalf of any other person or entity against the Company of which the Company is unaware. The Company represents that it has no lawsuits pending, claims pending, or actions pending, in each case in its name or on behalf of any other person or entity, against Employee. The Company also represents that it does not intend to bring and is not aware of any claims on its own behalf or on behalf of any other person or entity against Employee.

         6. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of the Agreement and this Release confidential was a material factor on which all Parties relied in entering into the Agreement and this Release. Employee hereto agrees to use his best efforts to maintain in confidence: (i) the existence of the Agreement and this Release, (ii) the contents and terms of the Agreement and this Release, (iii) the consideration for the Agreement and this Release, and
(iv) any allegations relating to the Company or its officers or employees with respect to Employee's employment with the Company, except as otherwise provided for in the Agreement and this Release (hereinafter collectively referred to as "SETTLEMENT INFORMATION"). Employee agrees to take reasonable precautions to prevent disclosure of any Settlement Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         7. No Admission of Liability. The Parties understand and acknowledge that this Release constitutes a compromise and settlement of potential claims. No action taken by the Parties hereto, or either of them, either previously or in connection with the Agreement or this Release will be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         8. Costs. The Parties will each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with the Agreement and this Release.

         9.       [INTENTIONALLY OMITTED]

         10. Severabilitv. In the event that any non-material provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Release will continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

         11. No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Release, or the failure to prosecute any breach of any of the terms and conditions of this Release, will not be construed thereafter as a waiver of any such terms or conditions. This entire Release will remain in full force and effect as if no such forbearance or failure of performance had occurred.

         12. No Oral Modification. Any modification or amendment of this Release, or additional obligation assumed by either party in connection with this Release, will be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.

         13. Governing Law. This Release will be deemed to have been executed and delivered within the State of California, and it will be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

         14. Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Release, the prevailing party will be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

         15. Effective Date. This Release is effective after it has been signed by the Parties and after seven (7) days have passed since Employee has signed this Release (the "EFFECTIVE DATE"), unless revoked by Employee within seven (7) days after the date this Release was signed by Employee.

         16. Counterparts. This Release may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

         17. Voluntary Execution of This Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Release;

                  (b) They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Release and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Release.

         IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

                                       SCM Microsystems, Inc.

Dated: August 13, 2003                 By /s/ Robert Schinder
                                          --------------------------------------

                                       Name: Robert Schinder

                                       Title: Chief Executive Officer

                                       Andrew Warner, an individual

Dated: August 13, 2003                 _________________________________________

      [Andrew Warner/SCM Microsystems, Inc. Second Release Signature Page]

         IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

                                          SCM Microsystems, Inc.

Dated: August 13, 2003                    By __________________________

                                          Name: _______________________

                                          Title: ______________________

                                          Andrew Warner, an individual

Dated: August 13, 2003                      /s/ Andrew Warner
                                            --------------------------

      [Andrew Warner/SCM Microsystems, Inc. Second Release Signature Page]